UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street Suite 3400 Houston, Texas 77002 (Address of principal executive offices) (Zip Code)

(832) 519-2200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CEQP	New York Stock Exchange
Preferred units representing limited partner interests	CEQP-P	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed in the definitive consent solicitation statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 17, 2021 by Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), the Partnership has conducted a solicitation of consents (the “Consent Solicitation”), pursuant to which it solicited consents from record holders (“Preferred Holders”) of the Partnership’s issued and outstanding Preferred Units representing limited partner interests (the “Preferred Units”) to the adoption of a proposal (the “Proposal”) to implement an amendment (the “Proposed Amendment”) of the “Change of Control” definition set forth in the Partnership’s amended and restated agreement of limited partnership, as amended to date (the “Partnership Agreement”). The deadline for submission of consents pursuant to the Consent Solicitation was 5:00 p.m., Eastern Time, on June 7, 2021.

Pursuant to the Partnership Agreement and the Consent Solicitation, the adoption of the Proposal and the Proposed Amendment required the consents (the “Requisite Consents”) of Preferred Holders holding at least two-thirds of the issued and outstanding Preferred Units as of May 14, 2021, the record date (the “Record Date”) for determining those Preferred Holders entitled to submit consents with respect to the Proposal and the Proposed Amendment. In response to the Consent Solicitation, Preferred Holders holding 75.1% of the issued and outstanding Preferred Units as of the Record Date submitted consents (that were accepted by the Partnership) to the Proposal and the Proposed Amendment. Accordingly, the Proposal and the Proposed Amendment were approved pursuant to the Requisite Consents under the Partnership Agreement.

Consequently, the managing general partner of the Partnership intends to execute an amendment and restatement of the Partnership Agreement pursuant to which, among other things, the definition of “Change of Control” will be amended to read as follows:

“Change of Control” means the occurrence of any of the following events: (i) the Common Units are no longer listed or admitted for trading on the New York Stock Exchange or another National Securities Exchange; (ii) a Cash COC Event; (iii) any direct or indirect sale, lease, transfer, conveyance or other disposition, in one or more series of related transactions, of all or substantially all of the properties or assets of the Partnership to any Person; or (iv) any dissolution or liquidation of the Partnership (other than in connection with a bankruptcy proceeding or a statutory winding up).

In accordance with the Consent Solicitation, the Partnership has paid a cash consent fee to the consenting Preferred Holders, equal to $0.0125 for each Preferred Unit with respect to which consents were received and accepted.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner

Date: June 10, 2021	By:	/s/ Robert T. Halpin
Robert T. Halpin
Executive Vice President and Chief Financial Officer